Exhibit 10.1

[______], 2026

Re: Transaction Bonus

Dear [______]:

As you know, Great Lakes Dredge & Dock Corporation, a Delaware corporation (the “Company”), has entered into that certain Agreement and Plan of Merger, dated as of February 10, 2026 (the “Merger Agreement”), by and among Saltchuk Resources, Inc., a Washington corporation (“Buyer”), Huron MergeCo, Inc., a Delaware corporation and a wholly owned subsidiary of Buyer, and the Company, pursuant to which Buyer is expected to acquire all of the issued and outstanding shares of common stock of the Company in accordance with the terms and conditions thereof (such transactions, collectively, the “Transactions”).

The Company is pleased to inform you that, subject to the terms and conditions of this letter agreement (this “Agreement”), you will be entitled to receive a special transaction bonus in the aggregate amount of $[______] (the “Transaction Bonus”) in connection with your efforts related to the successful negotiation and execution of the Merger Agreement and your continued efforts through the consummation of the Transactions. The Company believes that providing you with the Transaction Bonus is in the best interests of the Company and its stockholders, as it is intended to reinforce and encourage your continued attention and dedication through the consummation of the Transactions, thereby maximizing the value of the Company for the benefit of its stockholders.

I.	TRANSACTION BONUS

The Transaction Bonus will be paid to you in two installments, subject to the terms and conditions set forth herein: (i) 33% of the Transaction Bonus will be paid to you within thirty (30) days following the date on which the signing (the “Signing Date”) of the Merger Agreement occurs (the “Signing Installment”) and (ii) 67% of the Transaction Bonus will be paid to you within thirty (30) days following the date on which the closing (the “Closing Date”) of the Transactions occurs (the “Closing Installment”), subject to your continued employment with the Company or any of its subsidiaries (collectively, the “Company Group”) in good standing through the Signing Date for the Signing Installment and through the Closing Date for the Closing Installment. If the Transactions do not close for any reason or if the Merger Agreement is terminated for any reason, you will not be entitled to the Closing Installment and this Agreement shall be null and void and of no force or effect. Notwithstanding anything herein to the contrary, in order to receive each of the Signing Installment and the Closing Installment, you must sign and return the general release of claims in Exhibit A hereto (the “Release”), within twenty-one (21) days of the Signing Date and twenty-one (21) days of the Closing Date and in accordance with Section 4 of the Release, and comply with the terms of this Agreement.

II.	GENERAL PROVISIONS, TERMS, AND CONDITIONS

1. Administration. All decisions, determinations and interpretations of the Company in respect of this Agreement shall be made by the Company in good faith and be conclusive, final, and binding on all parties.

2. No Right to Service. Your service with the Company Group is at-will and terminable at any time without notice for any reason or no reason. Neither the execution of this Agreement nor the payment of the Transaction Bonus shall be construed as giving you the right to be retained in the service of the Company Group.

3. No Right to Assign, Alienate or Transfer Award. The Transaction Bonus shall not be assigned, alienated or transferred to any person voluntarily or by operation of any law, including any assignment, division or awarding of property under state domestic law (including community property law). If you shall endeavor or purport to make any such assignment, alienation or transfer of any amount provided for hereunder that is the subject of such assignment, alienation or transfer, then such amount shall cease to be payable to any person.

4. Withholding. All payments made to you under this Agreement shall be subject to applicable withholding and deductions. You are solely responsible for any and all taxes related to any compensation or benefits provided to you.

5. Section 409A. The Transaction Bonus is intended, to the maximum extent possible, to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) as short-term deferral pursuant to Treasury Regulation §1.409A-1(b)(4), and to the extent not exempt, it is intended to comply with Section 409A of the Code. This Agreement shall be interpreted and construed consistent with such intent. In the event the terms of this Agreement would subject you to taxes, penalties or interest under Section 409A of the Code (“409A Penalties”), the parties may by mutual agreement amend the terms of this Agreement to avoid such 409A Penalties, to the extent possible; provided, that in no event shall the Company Group or its advisors be responsible for any 409A Penalties that arise in connection with this Agreement or any amounts payable under this Agreement.

6. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts of the State of Texas.

7. Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any state or federal court in respect thereof, shall be brought in any state or federal court sitting in Texas, and each of the Company and you hereby submit to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each of the Company and you hereby irrevocably waive any objections which it or you may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. Each of the Company and you hereby waive any right it or you may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

8. Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid by such court, shall not be affected thereby.

9. Entire Agreement. The arrangement described in this Agreement and the Release contains the entire agreement between the parties hereto regarding the payment of the Transaction Bonus, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties related to the Transaction Bonus, provided that nothing in this Release shall limit or release you from any other obligation regarding confidentiality, intellectual or other property, nondisparagement, or post-employment competitive activities, restrictive covenants, or other surviving obligations that you have or may have to the Company or any of its affiliates.

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10. Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original, and each of which may be delivered by facsimile, e-mail, portable document format (.pdf) or any other functionally equivalent electronic means, but all of which together will constitute one and the same instrument.

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Please indicate your acceptance of the terms and conditions of this Agreement by returning a signed copy to my attention no later than [______], 2026. If this Agreement is not executed and returned by such date, it will automatically expire and will no longer be capable of acceptance.

Very truly yours,

GREAT LAKES DREDGE & DOCK CORPORATION

By:
Name:
Title:

EMPLOYEE:

By signing in the space provided below, you hereby accept this Agreement and agree to the terms and provisions of this Agreement.

Name:

Date

[Signature Page to Transaction Bonus Letter Agreement]

EXHIBIT A

GENERAL RELEASE OF CLAIMS

This General Release of Claims (this “Release”) is made by and between Great Lakes Dredge & Dock Corporation, a Delaware corporation (the “Company”) and [______] (“Employee”). Any and all capitalized terms not defined herein shall have the meanings ascribed in the Transaction Bonus Agreement dated as of [______], 2026 by the parties hereto (the “Agreement”).

1.

Waiver and Release. By signing this Release, Employee, for and on behalf of Employee and Employee’s family members, trustees, beneficiaries, representatives, agents, estate, heirs, executors and administrators (each, including Employee, a “Releasing Party”), hereby unconditionally, irrevocably and forever releases and discharges the Company and the other Released Parties (as defined below), from any and all claims, demands, rights, covenants, torts, suits, causes of action, liens, debts, obligations and liabilities of whatever kind or nature, at law, in equity, or otherwise, whether known or unknown, suspected or unsuspected (each, a “Claim”), which any Releasing Party now has, or has ever had or may have against any of the Released Parties occurring at any time on or prior to the date Employee signs this Release, including, without limitation, any Claim relating to: Employee’s employment relationship with any Released Party; a change-in-control or similar transaction or retention bonus or payment; any form of alleged unlawful employment discrimination, including all Claims based upon the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Sarbanes-Oxley Act of 2002, any and all claims arising under the Texas Labor Code, including the Texas Payday Act, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, the Texas Whistleblower Act and any other similar, applicable federal, state, or local statutes, regulations, rules, ordinances, public policy, or other laws; breach of either express or implied contract; tortious conduct or fraud by any Released Party; salary, wages, vacation pay, separation pay, expense reimbursement, or any other form of compensation; damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees; provided, however, that the foregoing release shall exclude any and all Claims, liabilities, obligations and duties of the Company arising pursuant to this Release and shall exclude, to the extent applicable to Employee (a) any accrued but unpaid wages during the pay period in which this Release is signed by Employee, (b) any vested benefits Employee may have under any of the Released Parties’ other employee benefit plans, (c) Employee’s rights to enforce the terms of the Release, and (d) any rights that are not waivable as a matter of law, including without limitation any rights Employee may have to seek unemployment or workers’ compensation benefits. EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE WAIVER AND RELEASE IN THIS SECTION 1 INCLUDES ALL CLAIMS RELATED IN ANY MANNER TO EMPLOYEE’S EMPLOYMENT, INCLUDING ANY KNOWN OR UNKNOWN CLAIMS; EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE WAIVER AND RELEASE IN THIS SECTION 1 DOES NOT RELEASE ANY CLAIMS ARISING AFTER THE DATE EMPLOYEE SIGNS THIS RELEASE.

2.

Released Parties. The term “Released Parties” as used in this Release means: (a) the Company, Saltchuk Resources, Inc., a Washington corporation, and their past and present direct and indirect parents, subsidiaries, affiliates and other related entities (whether or not they are wholly owned) and (b) the past and present direct and indirect owners, trustees, fiduciaries, administrators, shareholders, directors, officers, partners, agents, representatives, employees and attorneys of each entity described in clause (a) of this sentence and (c) the predecessors, successors and assigns of each person or entity described in clause (a) or (b) of this sentence.

3.

Covenant Not to Sue; No Claims. Employee agrees that Employee will not, directly or indirectly, file any legal or other proceeding(s) against any of the Released Parties with respect to any Claims released hereunder. Employee confirms that Employee has not filed any legal or other proceeding(s) against any of the Released Parties, is the sole owner of the Claims released herein, has not transferred any such Claims to anyone else, and has the full right to grant the releases and agreements in this Release. In the event any Claim is filed with any court, other tribunal, or governmental or regulatory entity that involves or is based upon any claim waived and released by Employee in this Release, Employee hereby waives and agrees not to accept any money or other personal relief on account of any such Claims for any actual or alleged personal injury or damages to Employee, including without limitation any costs, expenses and attorneys’ fees incurred by or on behalf of Employee (however, this Release does not limit Employee’s eligibility to receive an award under applicable law, if any, for providing truthful information to a governmental agency or regulatory entity).

4.

Acknowledgments. EMPLOYEE ACKNOWLEDGES, UNDERSTANDS, AND AGREES THAT: (a) EMPLOYEE HAS READ AND UNDERSTANDS THE TERMS AND EFFECT OF THIS RELEASE; (b) EMPLOYEE RELEASES AND WAIVES CLAIMS UNDER THIS RELEASE KNOWINGLY AND VOLUNTARILY, IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH EMPLOYEE ALREADY IS ENTITLED; (c) EMPLOYEE HEREBY IS AND HAS BEEN ADVISED TO HAVE EMPLOYEE’S ATTORNEY REVIEW THIS RELEASE (AT EMPLOYEE’S COST) BEFORE SIGNING IT; (d) EMPLOYEE HAS TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER WHETHER TO EXECUTE THIS RELEASE; AND (e) WITHIN SEVEN (7) DAYS AFTER THE DATE ON WHICH EMPLOYEE SIGNS THIS RELEASE, EMPLOYEE MAY, AT EMPLOYEE’S SOLE OPTION, REVOKE THIS RELEASE UPON WRITTEN NOTICE TO GREAT LAKES DREDGE & DOCK CORPORATION, 9811 KATY FREEWAY, SUITE 1200, HOUSTON, TX 77024, ATTN: VIVIENNE SCHIFFER, EMAIL: [***], AND THIS RELEASE WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THIS SEVEN-DAY REVOCATION PERIOD HAS EXPIRED WITHOUT ANY REVOCATION BY EMPLOYEE, SUBJECT TO THE TERMS AND CONDITIONS OF THE AGREEMENT. IF EMPLOYEE TIMELY REVOKES THIS RELEASE, AS PROVIDED IN THIS SECTION 4, THIS RELEASE SHALL BE NULL AND VOID.

5.

Representations. Employee hereby represents that, as of the date Employee executes this Release, Employee has been paid all compensation owed and payable through the date of this Release (excluding any accrued but unpaid wages during the pay period in which this Release is signed by Employee) and for all time worked; Employee has received all the leave and leave benefits and protections for which Employee is eligible pursuant to Family and Medical Leave Act or any applicable federal or state law or Company policy through the date of this Release; and Employee has not suffered any on-the-job injury or illness for which Employee has not already filed a workers’ compensation claim. Employee further acknowledges and represents that: (i) Employee is not relying upon any statements, understandings, representations, expectations, or agreements other than those expressly set forth in this Release; (ii) Employee has made Employee’s own investigation of the facts and Employee is relying solely upon Employee’s own knowledge; (iii) Employee has read and understands the terms and effect of this Release; and (iv) Employee is knowingly and voluntarily agreeing to all of the terms set forth in this Release and to be bound by this Release.

6.

Governing Law; Waiver of Jury Trial. This Release will be governed by and construed and enforced in accordance with the laws of the State of Texas without regard to its choice of law rules. EACH PARTY TO THIS RELEASE HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING UNDER OR IN CONNECTION WITH THIS RELEASE.

7.

Release. This Release embodies the entire agreement of the parties regarding the matters released herein and supersedes any and all prior and/or contemporaneous agreements, oral or written, between the parties regarding such matters, provided that nothing in this Release shall limit or release Employee from any other obligation regarding confidentiality, intellectual or other property, nondisparagement, or post-employment competitive activities, restrictive covenants, or other surviving obligations that Employee has or may have to the Company or any of its affiliates, including pursuant to the terms of the Agreement. This Release is governed by the internal laws of the State of Texas, without regard to its choice of law rules, and may be modified only by a writing signed by all parties. Whenever possible, each provision of this Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Release is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Release. This Release may be executed in two counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

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THE PARTIES STATE THAT THEY HAVE READ THE FOREGOING, UNDERSTAND EACH OF ITS TERMS, AND INTEND TO BE BOUND THEREBY:

EMPLOYEE	GREAT LAKES DREDGE & DOCK CORPORATION

By:	By:
Name:	Name:
Date:	Title:
Date:

[Signature Page to General Release of Claims]